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                                                                      EXHIBIT 11

                      Health Grades, Inc. and Subsidiaries

                       Computation of Per Share Earnings

                                                      For the three months ended         For the nine months ended
                                                              September 30,                    September 30,
                                                          2000             1999            2000              1999
                                                      -----------      -----------      -----------      -----------
Weighted average shares outstanding                    21,536,065       12,429,197       18,863,324       14,817,837

Effect of dilutive securities:
  Employee stock options                                       --               --               --          819,980
                                                      -----------      -----------      -----------      -----------

Weighted average number of common shares
  and common share equivalents used in
  computation                                          21,536,065       12,429,197       18,863,324       15,637,817
                                                      ===========      ===========      ===========      ===========

Net (loss) income                                     $(2,472,519)     $  (283,646)     $(5,037,131)     $ 1,592,603
                                                      ===========      ===========      ===========      ===========

Net (loss) income per common share (basic)                  (0.11)           (0.02)           (0.27)            0.11
                                                      ===========      ===========      ===========      ===========

Net (loss) income per common share (diluted)                (0.11)           (0.02)           (0.27)            0.10
                                                      ===========      ===========      ===========      ===========